Exhibit 99.1

NEWS RELEASE
Media Contact: David W. Carter, dwcarter@magellanhealth.com, (860) 507-1909 Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

MAGELLAN HEALTH SERVICES PROVIDES

2011 FINANCIAL GUIDANCE

AVON, Conn. — December 13, 2010 — Magellan Health Services, Inc. (NASDAQ: MGLN) today announced that, for 2011, it expects to generate net revenue in the range of $2.8 billion to $2.9 billion, and net income in the range of $99.5 to $116.5 million, which translates to diluted earnings per share in the range of $2.84 to $3.33. The Company also expects segment profit (which represents income from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes) for 2011 to be in the range of $245 million to $265 million.

The Company also confirmed its guidance for 2010, projecting net income in the range of $126 million to $140 million, diluted earnings per share in the range of $3.66 to $4.07, and segment profit in the range of $285 million to $300 million.

As part of its current $350 million share repurchase authorization, the Company purchased approximately 999,000 shares at a total cost of approximately $49.0 million through Friday’s close of business. The 2010 and 2011 guidance and earnings per share projections reflect the impact of such purchases, but exclude the impact of potential future repurchases.

“Magellan is on track to complete a very strong 2010, and that gives us a solid foundation for 2011,” said René Lerer, M.D., chairman and chief executive officer.  “We are accelerating proactive efforts with customers and consumers to create new ways of helping them address challenges to the quality and affordability of health care.  We are uniquely positioned across the specialty health care spectrum, and particularly with regard to Medicaid, to provide innovative solutions.”

“Our business segments are expanding their product offerings and capabilities to enhance our value creation for current customers as well as attract new customers,” said Karen S. Rohan, Magellan’s president.  “We are also specifically focused on developing new capabilities to support the significant expansion of the Medicaid population that will occur starting in 2014, and working to expand our pharmacy management capabilities to allow for the management of drugs under both medical and pharmacy benefits.  I am confident that we are well positioned for 2011 and beyond.”

“Magellan has a strong financial base, with significant cash, no long term debt, and a history of cash flow to support our continued strategy of profitable growth and optimal return to shareholders,” said Jonathan N. Rubin, chief financial officer.  “While we anticipate a modest decline in segment profit in 2011 due to contract terminations and other factors, we have considerable growth opportunities and the ability to efficiently deploy capital and other resources to invest for the future.”

Conference Call

Management will host a conference call at 10:00 a.m. Eastern Time on Monday, December 13, 2010.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the passcode 2011

Magellan Health Services—55 Nod Road, Avon CT 06001—www.MagellanHealth.com

Financial Guidance Call approximately 15 minutes before the start of the call.  The conference will also be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc., is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as public sector pharmacy benefits programs. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. Magellan’s customers include health plans, employers and government agencies, serving approximately 58 million people nationwide in our behavioral and radiology benefits lines, more than 40 payors in our specialty pharmacy benefits segment, and 25 states and the District of Columbia in our Medicaid Administration segment. For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2010 and 2011 net income, segment profit, and earnings per share,  2011 estimates of revenue and cash flow, and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on February 26, 2010, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the Securities and Exchange Commission and posted on the Company’s website on Friday, October 29, 2010. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

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Magellan Health Services, Inc. and Subsidiaries

Fiscal 2011 Forecast Guidance - Income Statement

(In millions, except per share amounts)

	Low	High

Net revenue	$2,756.0	$2,932.0

Cost and expenses:
Cost of care	1,785.0	1,905.0
Cost of goods sold	214.0	234.0
Direct service costs and other operating expenses (1)	530.0	541.0
Depreciation and amortization	60.0	56.0
Interest expense	3.0	1.0
Interest income	(4.5)	(2.5)
Income from continuing operations before income taxes	168.5	197.5
Provision for income taxes	69.0	81.0
Net income	$99.5	$116.5

Weighted average shares outstanding - diluted	35.0	35.0

EPS - diluted	$2.84	$3.33

(1) Includes stock compensation expense of $18.0 million and $13.0 million for low and high guidance, respectively.

Reconciliation of segment profit to income from continuing operations before income taxes:

Segment profit	$245.0	$265.0
Stock compensation expense	(18.0)	(13.0)
Depreciation and amortization	(60.0)	(56.0)
Interest expense	(3.0)	(1.0)
Interest income	4.5	2.5
Income from continuing operations before income taxes	$168.5	$197.5

Magellan Health Services, Inc. and Subsidiaries

Fiscal 2011 Forecast Guidance - Cash Flow

(In millions)

	Low	High

Cash flows from operating activities
Net income	$99.5	$116.5
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	60.0	56.0
Non-cash stock compensation expense	18.0	13.0
Non-cash income tax expense	8.0	12.0
Other net cash flows from changes in assets and liabilities	(5.0)	14.0
Net cash provided by operating activities	180.5	211.5

Cash flows from investing activities
Capital expenditures	(57.0)	(47.0)
Other non-cash investment activity	(8.0)	(4.0)
Net cash used in investing activities	(65.0)	(51.0)

Cash flows from financing activities
Payments on long-term debt and capital leases	(1.0)	(0.5)

Net increase in cash, cash equivalents and unrestricted investments	$114.5	$160.0